UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

Oil States International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The MAC Group Syndicated Facility Agreement

Effective September 18, 2012, The MAC Services Group Pty Limited (the “Australian Borrower”), an Australian proprietary limited company and wholly owned subsidiary of Oil States International, Inc. (“Oil States”), entered into a AUD$300 million revolving loan facility governed by a Syndicated Facility Agreement (the “MAC Group Facility Agreement”), between the Australian Borrower, J.P. Morgan Australia Limited, as Australian agent and security trustee, JPMorgan Chase Bank, N.A., as U.S. agent, and the lenders party thereto. The MAC Group Facility Agreement replaces the Australian Borrower’s existing AUD$150 million revolving loan facility.

Under the terms of the MAC Group Facility Agreement, loans bear interest for a particular interest period at a rate per annum equal to the sum of the average interest rate paid by banks for loans of the equivalent period and an applicable percentage ranging from 2.00% to 3.00% based upon the Australian Borrower’s leverage ratio.

The MAC Group Facility Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including, among other things, covenants relating to financial reporting and notification, payment of obligations, and notification of certain events.

Financial covenants in the MAC Group Facility Agreement also require the Australian Borrower not to permit:

(i) the Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Expense) to be less than 4.0 to 1.0 for any period of four consecutive fiscal quarters of the Australian Borrower; and

(ii) the Leverage Ratio (the ratio of Total Debt to Consolidated EBITDA) to be greater than 3.0 to 1.0 for any period of four consecutive fiscal quarters of the Australian Borrower.

The MAC Group Facility Agreement contains various customary restrictive covenants, subject to certain exceptions, that prohibit the Australian Borrower and its subsidiaries from, among other things, incurring additional indebtedness or guarantees, creating liens or other encumbrances on property, entering into a merger or similar transaction, selling or transferring certain property, making certain restricted payments and entering into transactions with affiliates.

The failure to comply with the foregoing covenants will constitute an event of default (subject, in the case of certain covenants, to applicable notice and/or cure periods) under the MAC Group Facility Agreement. Other events of default under the MAC Group Facility Agreement include, among other things, the failure to timely pay principal or interest, the inaccuracy of representations or warranties in any material respect, the occurrence of certain bankruptcy or insolvency events and the occurrence of an event of default under the Credit Agreement (as defined below). The occurrence and continuance of an event of default could result in, among other things, termination of the lender’s commitment and acceleration of all amounts outstanding. The Australian Borrower’s obligations under the MAC Group Facility Agreement are guaranteed by certain of the Australian Borrower’s subsidiaries, as well as Oil States. In addition, the Australian Borrower’s obligations under the MAC Group Facility Agreement, subject to certain exceptions, are secured on a first-priority basis by liens on substantially all of the material personal property of the Australian Borrower and the Australian Borrower’s subsidiaries.

A copy of the MAC Group Facility Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the MAC Group Facility Agreement is qualified in its entirety by reference to the MAC Group Facility Agreement filed as Exhibit 10.1.

Amendment No. 1 to Amended and Restated Credit Agreement

On September 18, 2012, Oil States entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of December 10, 2010, by and among Oil States, PTI Group Inc., PTI Premium Camp Services Ltd, the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent and U.S. collateral agent, and Royal Bank of Canada, as Canadian administrative agent and Canadian collateral agent (the “Credit Agreement”).

The Amendment amends the Credit Agreement in the following material respects:

(i) it modifies the existing exception to the indebtedness covenant permitting an aggregate of up AUD$300 million of debt existing with respect to the MAC Group Facility Agreement and permitting an unsecure guarantee of such debt by Oil States; and

(ii) it adds an exception to the liens covenant permitting liens securing debt under the MAC Group Facility Agreement and other obligations related thereto.

A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.2.

First Supplemental Indenture

On September 18, 2012, Oil States entered into the First Supplemental Indenture (the “First Supplemental Indenture”) among Oil States, Oil States Energy Services, L.L.C., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The First Supplemental Indenture supplements the Indenture, dated as of June 1, 2011 (the “Indenture”), by and among Oil States, the guarantors party thereto and the Trustee, governing Oil States’ 6.500% Senior Notes due 2019 (the “Notes”). The First Supplemental Indenture adds Oil States Energy Services, L.L.C. as a guarantor with respect to the Notes on the same terms and conditions as those set forth in the Indenture.

This summary does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

4.1	First Supplemental Indenture, dated as of September 18, 2012, among Oil States Energy Services, L.L.C., Oil States International, Inc., certain subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., as trustee.

10.1	Syndicated Facility Agreement, dated September 18, 2012, between The MAC Services Group Pty Limited, J.P. Morgan Australia Limited, as Australian administrative agent and security trustee, JPMorgan Chase Bank, N.A., as U.S. administrative agent, issuing bank and swing line lender, and the Lenders named therein.

10.2	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 18, 2012, among Oil States International, Inc., PTI Group Inc., PTI Premium Camp Services Ltd., the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

By:	/s/ Bradley J. Dodson
Bradley J. Dodson,
Senior Vice President, Chief Financial Officer and Treasurer

Dated: September 18, 2012

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

4.1	First Supplemental Indenture, dated as of September 18, 2012, among Oil States Energy Services, L.L.C., Oil States International, Inc., certain subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., as trustee.

10.1	Syndicated Facility Agreement, dated September 18, 2012, between The MAC Services Group Pty Limited, J.P. Morgan Australia Limited, as Australian administrative agent and security trustee, JPMorgan Chase Bank, N.A., as U.S. administrative agent, issuing bank and swing line lender, and the Lenders named therein.

10.2	Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 18, 2012, among Oil States International, Inc., PTI Group Inc., PTI Premium Camp Services Ltd., the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent.